UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2021

BIOMX INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-38762	82-3364020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Einstein St., 5th Floor
Ness Ziona, Israel	7414002
(Address of Principal Executive Offices)	(Zip Code)

(972) 72 394 2377

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant entitling the holder to receive one half share of Common Stock	PHGE.U	NYSE American
Shares of Common Stock, $0.0001 par value, included as part of the Unit	PHGE	NYSE American
Warrants included as part of the Units	PHGE.WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On July 26, 2021, BiomX Inc., a Delaware corporation, or the Company, entered into a securities purchase agreement, or the Securities Purchase Agreement, with certain institutional investors and certain of the Company’s directors and executive officers, or, collectively, the Investors, pursuant to which the Company agreed to issue and sell, in a registered direct offering, or the Offering, by the Company directly to the Investors an aggregate of 3,750,000 units, with each unit consisting of one share of the Company’s common stock, par value $0.0001 per share, or the Common Stock, and one warrant to purchase 0.75 of a share of Common Stock, each a warrant, at a purchase price of $4.00 per unit, for gross proceeds of $15.0 million, before the deduction of fees and Offering expenses and assuming no exercise of the warrants. The shares of Common Stock and warrants are immediately separable and will be issued separately. Subject to the NYSE American Stock Exchange, or NYSE American, approval, the purchase price to the Company’s directors and executive officers may be increased in order to comply with NYSE American rules.

The warrants will be exercisable six months after the date of issuance, at an exercise price of $5.00 per share and will expire five years from the date such warrants first become exercisable. The warrants will not be listed on the NYSE American Stock Market or any other exchange and no trading market for the warrants is expected to develop. The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. The closing of the Offering is expected to occur on July 28, 2021, subject to the satisfaction of customary closing conditions, including but not limited to the approval from the NYSE American.

In connection with the Offering, the Company entered into a placement agency agreement, or the Placement Agency Agreement, with Cantor Fitzgerald & Co. and Chardan Capital Markets, LLC, or, collectively, the Placement Agents, pursuant to which the Company agreed to pay the Placement Agents a cash fee equal to 6.0% of the aggregate gross proceeds raised from the sale of the securities sold in the Offering (excluding gross proceeds related to the units purchased by certain of the Company’s directors and executive officers). The Company has also agreed to reimburse the Placement Agents for certain of their expenses related to the Offering in an amount up to $115,000. The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agents, including for liabilities under the Securities Act of 1933, as amended, or the Securities Act, other obligations of the parties and termination provisions.

The Company intends to use the net proceeds of the Offering to support clinical trials and for general corporate purposes, including working capital. The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-251151), which was declared effective by the Securities and Exchange Commission on December 11, 2020.

Forms of the warrant and the Securities Purchase Agreement and a copy of the Placement Agency Agreement are included as exhibits to this Current Report on Form 8-K to provide investors and security holders with information regarding their terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the form of warrant and Securities Purchase Agreement and the copy of the Placement Agency Agreement, respectively, were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Securities Purchase Agreement and Placement Agency Agreement, and may be subject to limitations agreed upon by the parties. The foregoing description is qualified in its entirety by reference to the warrants, Securities Purchase Agreement and Placement Agency Agreement, the forms and copies, respectively, of which are filed as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and which are hereby incorporated by reference into this Item 1.01.

A copy of the legal opinion of Sullivan & Worcester LLP relating to the legality of the issuance and sale of the units is filed as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.02.	Results of Operations and Financial Condition.

In connection with the Offering, the Company will file a prospectus supplement, or the Prospectus Supplement, to its effective shelf registration statement on Form S-3 (File No. 333-251151), or the Registration Statement, pursuant to Rule 424(b) under the Securities Act, relating to the Offering. The Company will include the following disclosure under the heading “Preliminary cash, cash equivalents, restricted cash and short-term deposits as of June 30, 2021” in the Preliminary Prospectus Supplement:

“We have preliminarily determined our cash, cash equivalents, restricted cash and short-term deposits as of June 30, 2021 to be approximately $47.0 million.

Our unaudited consolidated financial statements for the three and six months ended June 30, 2021 are not yet available. Accordingly, the information presented reflects our preliminary financial data subject to the completion of our financial closing procedures and any adjustments that may result from the completion of the quarterly review of our consolidated financial statements. Our preliminary cash, cash equivalents, restricted cash and short-term deposits as of June 30, 2021 included in this prospectus supplement has been prepared by our management, is the responsibility of our management and should not be regarded as a representation by us, our management, or the placement agents as to our actual results for the three and six months ended June 30, 2021. Our independent registered public accounting firm, Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary cash, cash equivalents, restricted cash and short-term deposits as of June 30, 2021. Accordingly, Kesselman & Kesselman does not express an opinion or any other form of assurance with respect thereto. We believe that the above information about our preliminary cash, cash equivalents, restricted cash and short-term deposits as of June 30, 2021 is helpful to an investor’s understanding of our operating performance; however, the preliminary cash, cash equivalents, restricted cash and short-term deposits as of June 30, 2021 may differ from the actual results that will be reflected in our consolidated financial statements for the three and six months ended June 30, 2021 when they are completed and publicly disclosed.”

Item 7.01	Regulation FD Disclosure

The Company recently entered into a non-binding term sheet with a lender, or the Lender, with respect to a venture debt facility, or the Loan. The maximum amount of the Loan is $30.0 million, of which $15.0 million will be funded upon closing of the Loan transaction, or the Closing. If completed, the Loan will be for a term of 48 months from the Closing, which term may be extended to up to 60 months upon satisfaction of certain milestones. The interest rate on the Loan will be the greater of (i) the Prime Rate minus 3.25% and (ii) 8.95%. During the first 18 months from the Closing the Company is expected to pay only interest and not principle, which 18-month term may be extended to up to 30 months upon satisfaction of certain milestones. The Loan is to be secured by the Company’s assets, excluding intellectual property rights, or IPR, provided, however that the Company’s IPR will be subject to a negative pledge subject to customary exceptions such as licensing transactions in the ordinary course of business. In connection with the Loan, the Company is expected to be subject to restrictions on activities customary for transactions of this type including without limitation, restrictions on liens and indebtedness, payment of cash dividends, asset dispositions and down streaming, guaranties and mergers. At this point the Company does not expect to grant warrants to the Lender in connection with the extension of the Loan.

The above description of the Loan and the terms thereof is based on the terms of a non-binding term sheet that of its nature cannot be enforced by or against the Company or the Lender. Such terms are subject to further negotiations with the Lender and may further change due to a host of considerations, including tax structuring, diligence by the Lender, market conditions and others and ultimately the Company may not be able to close the Loan transaction under the above terms or any other terms.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains express or implied “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs, views, estimates and expectations, including as to the Company’s industry, business strategy, goals and expectations concerning its market position, strategic and future operations and other financial information. For example, forward-looking statements include statements regarding the successful closing of the Offering, the proposed venture debt transaction contemplated under a non-binding term sheet the Company recently entered into and the planned use of the net proceeds from the Offering. In fact, the closing of the Offering is subject to various conditions and contingencies as are customary in securities purchase agreements in the United States. If these conditions are not satisfied or the specified contingencies do not occur, this Offering may not close. Further, the receipt and use of the proceeds is dependent on the completion of the Offering and may not occur. Also, the Company may not enter into a venture debt transaction pursuant to the terms detailed in this Current Report on Form 8-K or at all. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s management’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, investors should not rely on any of these forward-looking statements and should review the risks and uncertainties described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and additional disclosures the Company makes in its filings with the Securities and Exchange Commission, or SEC, which are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

4.1	Form of Warrant
5.1	Opinion of Sullivan & Worcester LLP
10.1	Form of Securities Purchase Agreement, among BiomX Inc. and the Purchasers named therein
10.2	Placement Agency Agreement, among BiomX Inc., Cantor Fitzgerald & Co., and Chardan Capital Markets LLC, dated July 26, 2021
23.1	Consent of Sullivan & Worcester LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMX INC.

By:	/s/ Jonathan Solomon
Name:	Jonathan Solomon
Title:	Chief Executive Officer

Date: July 26, 2021

4